SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 1/31/2008
FILE NUMBER: 811-05686
SERIES NO.:  4


72DD 1 Total income dividends for which record date passed during the period
       Class A                                           7,319
     2 Dividends for a second class of open end company shares
       Class B                                           2,483
       Class C                                             762
       Class R                                             119
       Investor Class                                    1,046
       Institutional Class                                 623

73A. 1 Dividends from net invesment income
       Class A                                        $ 0.2167
     2 Dividends for a second class of open end company shares
       Class B                                        $ 0.1855
       Class C                                        $ 0.1847
       Class R                                        $ 0.2063
       Investor Class                                 $ 0.2190
       Institutional Class                            $ 0.2380

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          36,020
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                          12,998
       Class C                                           4,634
       Class R                                             643
       Investor Class                                    4,839
       Institutional Class                               2,745

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $8.73
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $8.76
       Class C                                           $8.72
       Class R                                           $8.74
       Investor Class                                    $8.74
       Institutional Class                               $8.74